EXHIBIT 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
ChargePoint Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	1,215,833	$5.34	$6,492,548.22	0.0001381	$896.63
2	Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	243,166	$4.54	$1,103,973.64	0.0001381	$152.46
3	Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	300,000	$5.34	1,602,000.00	0.0001381	221.24
	Total Offering Amounts					$9,198,521.86		$1,270.33
	Total Fee Offsets[6]							—
	Net Fee Due							$1,270.33
Offering Note
1
(a) The number of shares listed in row 1 represents shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that were automatically added to the shares reserved for issuance under the Registrant’s 2021 Equity Incentive Plan (the “Equity Incentive Plan”) on March 1, 2026 pursuant to an “evergreen” provision contained in the Equity Incentive Plan (the “Equity Incentive Plan Evergreen Shares”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.

(b) The price per share and aggregate offering price of the Equity Incentive Plan Evergreen Shares are based upon the average of the high and low prices of the Common Stock on March 26, 2026, as reported on the New York Stock Exchange, which date is within five business days prior to the filing of this Registration Statement.

EXHIBIT 107
(a) The number of shares listed in row 2 represents shares of Common Stock that were automatically added to the shares reserved for issuance under the Registrant’s Amended and Restated 2021 Employee Stock Purchase Plan (the “ESPP”) on March 1, 2026 pursuant to an “evergreen” provision contained in the ESPP (the “ESPP Evergreen Shares”). Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers any additional shares of Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.

(b) The price per share and aggregate offering price of the ESPP Evergreen Shares are based upon the average of the high and low prices of the Common Stock on March 26, 2026, as reported on the New York Stock Exchange, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the ESPP.

3
(a) The number of shares listed in row 3 represents shares of Common Stock being registered for issuance under the Registrant’s 2026 Inducement Plan (the “Inducement Plan Shares”). Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers any additional shares of Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.

(b) The price per share and aggregate offering price of the Inducement Plan Shares are based upon the average of the high and low prices of the Common Stock on March 26, 2026, as reported on the New York Stock Exchange, which date is within five business days prior to the filing of this Registration Statement.